UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 11, 2008

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2008, Evergreen Energy Inc. (the “Company”) filed with the State of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation to provide for the phased elimination of the Company’s classified Board of Directors (the “Declassification Amendment”) as described in the Company’s Proxy Statement dated May 7, 2008 relating to the Annual Meeting held on June 17, 2008 (the “Proxy Statement”).  The Declassification Amendment was approved by the Company’s stockholders at the Annual Meeting and became effective upon filing with the State of Delaware.  A copy of the Declassification Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Effective upon the acceptance of the Declassification Amendment by the State of Delaware, the Company’s Third Amended and Restated Bylaws were amended to reflect the phased elimination of the Company’s classified Board as described in the Proxy Statement.  The Bylaws were also amended to reflect the Company’s new address and eliminate the sentence in Article 3, Section 2, which reads “Directors need not be stockholders.”  A copy of the of the amendments to the Third Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.
3.2	Amendments to the Third Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: July 16, 2008	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.
3.2	Amendments to the Third Amended and Restated Bylaws.